Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Report on Form 20-F of Ardagh Metal Packaging S.A. of our report dated February 24, 2021 relating to the combined financial statements of Ardagh Metal Packaging (the “AMP Business”), which appears in the registration statement of Ardagh Metal Packaging S.A. filed on Form F-4 on June 22, 2021. We also consent to the reference to us under the heading “Statement by Experts” in this Report.

/s/ PricewaterhouseCoopers

Dublin, Ireland

August 10, 2021